                         DELMARVA POWER & LIGHT COMPANY
                 ACTUAL AND PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1999
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                              RESTRUCTURING
                                                                                PRO FORMA
                                                             ACTUAL            ADJUSTMENTS              PRO FORMA
                                                           -----------         -----------             -----------
                               ASSETS

CURRENT ASSETS
      Cash and cash equivalents                            $     8,715         $      --               $     8,715
      Accounts receivable                                      297,898                --                   297,898
      Accounts receivable from associated companies              2,262                --                     2,262
      Intercompany loan receivable                                 800                --                       800
      Inventories, at average cost:
          Fuel (coal, oil, and gas)                             26,561                --                    26,561
          Materials and supplies                                39,443                --                    39,443
      Prepayments                                                7,684                --                     7,684
      Deferred income taxes, net                                13,870                --                    13,870
                                                           -----------         -----------             -----------
                                                               397,233                --                   397,233
                                                           -----------         -----------             -----------
INVESTMENTS
      Funds held by trustee                                     61,491                --                    61,491
      Notes receivable                                             254                --                       254
      Other investments                                          1,103                --                     1,103
                                                           -----------         -----------             -----------
                                                                62,848                --                    62,848
                                                           -----------         -----------             -----------
PROPERTY, PLANT, and EQUIPMENT
      Electric utility plant                                 3,065,830            (560,000)(11)          2,505,830
      Gas utility plant                                        251,670                --                   251,670
      Common utility plant                                     159,669                --                   159,669
                                                           -----------         -----------             -----------
                                                             3,477,169            (560,000)              2,917,169
      Less:  Accumulated depreciation                        1,523,330                --                 1,523,330
                                                           -----------         -----------             -----------
      Net utility plant in service                           1,953,839            (560,000)              1,393,839
      Utility construction work-in-progress                    139,978                --                   139,978
      Leased nuclear fuel, at amortized cost                    26,087                --                    26,087
      Nonutility property, net                                   3,825                --                     3,825
      Goodwill, net                                             71,422                --                    71,422
                                                           -----------         -----------             -----------
                                                             2,195,151            (560,000)              1,635,151
                                                           -----------         -----------             -----------
DEFERRED CHARGES AND OTHER ASSETS
      Deferred recoverable income taxes                         82,117                --                    82,117
      Deferred debt refinancing costs                           15,549                --                    15,549
      Prepaid employee benefits costs                          102,618                --                   102,618
      Unamortized debt expense                                  12,031                --                    12,031
      Other                                                     44,376             (50,000)(11)             (5,624)
                                                           -----------         -----------             -----------
                                                               256,691             (50,000)                206,691
                                                           -----------         -----------             -----------
TOTAL ASSETS                                               $ 2,911,923         $  (610,000)            $ 2,301,923
                                                           ===========         ===========             ===========

                         DELMARVA POWER & LIGHT COMPANY
                 ACTUAL AND PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1999
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                                      RESTRUCTURING
                                                                                        PRO FORMA
                                                                     ACTUAL            ADJUSTMENTS              PRO FORMA
                                                                   -----------         -----------             -----------

                   CAPITALIZATION AND LIABILITIES

CURRENT LIABILITIES
      Long-term debt due within one year                           $    31,287         $      --             $      31,287
      Variable rate demand bonds                                        71,500                --                    71,500
      Accounts payable                                                 153,910                --                   153,910
      Taxes accrued                                                     36,886                --                    36,886
      Interest accrued                                                  24,255                --                    24,255
      Dividends payable                                                 23,865                --                    23,865
      Deferred energy costs                                             15,651                --                    15,651
      Current capital lease obligation                                  12,484                --                    12,484
      Accrued employee separation and                                     --
          other merger-related costs                                       701                --                       701
      Other                                                             22,086                --                    22,086
                                                                   -----------         -----------             -----------
                                                                       392,625                --                   392,625
                                                                   -----------         -----------             -----------
DEFERRED CREDITS AND OTHER LIABILITIES
      Deferred income taxes, net                                       466,972            (285,000)(11)            181,972
      Deferred investment tax credits                                   36,743                --                    36,743
      Long-term capital lease obligation                                14,742                --                    14,742
      Other                                                             26,795             100,000(11)             126,795
                                                                   -----------         -----------             -----------
                                                                       545,252            (185,000)                360,252
                                                                   -----------         -----------             -----------
CAPITALIZATION
      Common stock: $2.25 par value; shares authorized:
          1,000,000; shares outstanding: 1,000                               2                --                         2
      Additional paid-in capital--common stock                         528,893                --                   528,893
      Retained earnings                                                333,491            (425,000)(11)            (91,509)
                                                                   -----------         -----------             -----------
          Total common stockholder's equity                            862,386            (425,000)                437,386
      Cumulative preferred stock                                        89,703                --                    89,703
      DPL obligated mandatorily redeemable preferred
          securities of subsidiary trust holding solely DPL
          debentures                                                    70,000                --                    70,000
      Long-term debt                                                   951,957                --                   951,957
                                                                   -----------         -----------             -----------
                                                                     1,974,046            (425,000)              1,549,046
                                                                   -----------         -----------             -----------
TOTAL CAPITALIZATION AND LIABILITIES                               $ 2,911,923         $  (610,000)            $ 2,301,923
                                                                   ===========         ===========             ===========